Exhibit 99.1

 Carreker Corporation Reports Fourth Quarter and Fiscal 2003 Results

    DALLAS--(BUSINESS WIRE)--March 16, 2004--Carreker Corporation (Nasdaq:CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reports its fourth quarter and full year 2003 results. For the fiscal year-ended Jan. 31, 2004, the Company reports revenues of $128.9 million, net income of $3.7 million and diluted earnings per share of $0.15.

                               ($ in millions, except per share data)

                                     Quarter            Full Year
                               -------------------- ------------------
                                   4Q        4Q
                                FY 2003    FY 2002  FY 2003   FY 2002
                               ---------- --------- -------- ---------

Total revenue                      $33.1     $28.5   $128.9    $149.8
Operating income (loss)             $1.1    $(53.0)    $4.3    $(33.4)
Net income (loss)                   $1.4    $(52.2)    $3.7    $(33.6)
Earnings (loss) per share,
 basic                             $0.06    $(2.22)   $0.16    $(1.45)
Earnings (loss) per share,
 diluted                           $0.05    $(2.22)   $0.15    $(1.45)


    While full year 2003 revenue declined from its 2002 level, the Company was able to achieve $4.3 million in operating income. Though this figure compares favorably to the $(33.4) million operating loss in 2002, it does so primarily as a result of a $46 million goodwill impairment charge recorded in 2002. Exclusive of the charge in the prior year, 2003 would have reflected an $8.3 million decrease in operating income. This decline primarily results from a revenue shortfall in the Company's global payment technologies and consulting segments. The soft revenue in these segments is expected to continue into the first half of 2004 due to the impact of bank consolidations and the changing marketplace, resulting from Check 21 legislation. In response to the market demand resulting from Check 21 legislation, the Company is developing new products, which are expected for delivery in late 2004 and 2005.
    From a revenue and net income perspective, the Company's fiscal 2003 fourth quarter results exceeded both the fiscal 2003 third quarter results and the fourth quarter results from fiscal 2002. In particular, a strong performance by the Company's Revenue Enhancement consulting group contributed to the fourth quarter revenue increase. Some of the noteworthy highlights from the fiscal 2003 fourth quarter follow:

    Fourth Quarter 2003 Highlights

    -- Increased total revenue of $33.1 million from $28.5 million in the prior year.

    --  Improved gross margin of 53% versus 37% in the prior year.

    --  Paid down $6.3 million of long-term debt.

    "We are pleased that our Q4 2003 revenue and net income exceeded both our Q3 2003 performance and our Q4 performance of 2002," said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. "We look forward to 2004, as we continue to build on the progress we have made to date, particularly in our leadership in banking's response to Check 21. As new market developments continue to unfold, we are positioning ourselves to take advantage of our technology footprint and technology development partnerships."
    Carreker continued, "The market is taking note of our thought leadership and the groundwork we have laid for optimizing the impact of Check 21. American Bankers Association and other industry groups are seeking our participation and counsel on their Check 21 initiatives and we have just published a case history on our image work for the Federal Reserve."
    "As we reflect on the past and look to the future, we consider 2003 as our year of strategic repositioning, 2004 as our year of strategic building out in preparation for 2005, our year for delivering," concluded Carreker.

    Conference Call

    Management has scheduled a conference call tomorrow, Wednesday, March 17, 2004, at 11:00 a.m. Eastern Time. The conference call is intended to provide a forum for a discussion of the Company's fourth quarter and full year fiscal 2003 financial results, business conditions, industry trends and other points of interest to investors. To join the conference call, domestic participants dial 800-289-0494, international participants dial 913-981-5520.
    A replay of the call will be available on Wednesday, March 17 from 2:00 p.m. Eastern Time through Wednesday, March 24 at 11:45 p.m. Eastern Time. To access the replay, domestic participants dial 888-203-1112, international participants dial 719-457-0820. All replay participants enter the pass-code 742757.

    Webcast

    A live webcast of the conference call, as well as the archive webcast, will be available through the investor relations (IR) section of the Company's website at http://ir.carreker.com. The webcast will also be distributed over Shareholder.com's Open Distribution Network.

    About Carreker Corporation

    Carreker Corporation improves earnings for financial institutions around the world. The Company's integrated consulting and software solutions are designed to increase clients' revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, since 1978, Carreker Corporation has offices in London and Sydney. For more information, visit www.carreker.com.

    Forward Looking Statements -- Except for historical information, the statements in this release, including statements regarding future financial performance, contain forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to the volatility in the Company's common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company's operations, markets, services, products and prices. For further information concerning certain of these risks and uncertainties, see under the caption "Business - Risk Factors" in the Company's most recent Form 10-K for the year ended January 31, 2003. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


                          CARREKER CORPORATION
                       CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)
                                ASSETS
                                                       January 31,
                                                   -------------------
                                                     2004      2003
                                                   --------- ---------

Current assets
  Cash and cash equivalents                         $28,605   $26,986
  Accounts receivable, net of allowance of $1,512
   and $1,761 at January 31, 2004 and January 31,
   2003, respectively                                21,751    22,759
  Prepaid expenses and other current assets           3,331     3,380
                                                   --------- ---------
Total current assets                                 53,687    53,125

Property and equipment, net of accumulated
 depreciation of $17,140 and $14,704 at January
 31, 2004 and January 31, 2003, respectively          6,690     8,975
Capitalized software costs, net of accumulated
 amortization of $11,050 and $10,025 at January
 31, 2004 and January 31, 2003, respectively          2,028     2,010
Acquired developed technology, net of accumulated
 amortization of $11,153 and $6,867 at January 31,
 2004 and January 31, 2003, respectively             14,547    17,333
Goodwill, net of accumulated amortization of
 $3,405 at January 31, 2004 and January 31, 2003     21,193    21,193
Customer relationships, net of accumulated
 amortization of $3,733 and $2,333 at January 31,
 2004 and January 31, 2003, respectively              4,667     6,067
Deferred loan costs, net of accumulated
 amortization of $1,028 and $676 at January 31,
 2004 and January 31, 2003, respectively                680       576
Other assets                                            873       829
                                                   --------- ---------
Total assets                                       $104,365  $110,108
                                                   ========= =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                     $913      $725
  Accrued compensation and benefits                   9,219     7,603
  Other accrued expenses                              4,621     6,030
  Income tax payable                                     80        --
  Deferred revenue                                   25,231    17,600
  Accrued merger and restructuring costs              1,898     3,735
                                                   --------- ---------
Total current liabilities                            41,962    35,693
Long-term debt                                        6,250    25,000
Deferred revenue                                         --       817
Other long-term liabilities                              49        --
                                                   --------- ---------
Total liabilities                                    48,261    61,510

Minority interest                                      (214)       --

Contingencies

Stockholders' equity
  Preferred stock, $.01 par value: 2,000 shares
   authorized; no shares issued or outstanding           --        --
  Common stock, $.01 par value: 100,000 shares
   authorized; 24,357 and 23,574 shares issued at
   January 31, 2004 and January 31, 2003,
   respectively                                         244       236
  Additional paid-in capital                        108,757   105,263
  Accumulated deficit                               (52,680)  (56,386)
  Less treasury stock, at cost:  1 and 27 common
   shares at January 31, 2004 and January 31,
   2003, respectively                                    (3)     (515)
                                                   --------- ---------
Total stockholders' equity                           56,318    48,598
                                                   --------- ---------
Total liabilities and stockholders' equity         $104,365  $110,108
                                                   ========= =========


                         CARREKER CORPORATION
           Condensed Consolidated Statements of Operations
                             (Unaudited)
               (In thousands, except per share amounts)

                                    Three Months
                                        Ended           Year Ended
                                     January 31,       January 31,
                                  ----------------- ------------------
                                     2004     2003     2004      2003
                                  -------- -------- -------- ---------

Revenues:
  Consulting fees                 $12,715   $8,527  $34,064   $39,204
  Software license fees             5,410    5,516   27,365    37,946
  Software maintenance fees        10,358    8,477   45,122    41,858
  Software implementation fees      3,718    4,829   18,103    24,310
  Out-of-pocket expense
   reimbursements                     887    1,102    4,254     6,458
                                  -------- -------- -------- ---------
    Total revenues                 33,088   28,451  128,908   149,776

Cost of revenues:
  Consulting fees                   5,277    5,444   20,470    25,067
  Software license fees             2,357    2,076    8,020     7,701
  Write-off of capitalized
   software costs and prepaid
   software royalties                  --      954       --       954
  Software maintenance fees         3,408    3,043   13,051    10,773
  Software implementation fees      3,451    5,016   17,715    19,496
  Out-of-pocket expenses              922    1,390    4,335     7,248
                                  -------- -------- -------- ---------
    Total cost of revenues         15,415   17,923   63,591    71,239
                                  -------- -------- -------- ---------
Gross profit                       17,673   10,528   65,317    78,537

Operating costs and expenses:
  Selling, general and
   administrative                  13,634   12,349   50,568    50,326
  Research and development          1,936    1,920    7,191    11,307
  Amortization of goodwill and
   intangible assets                  350      350    1,400     1,400
  Goodwill impairment                  --   46,000       --    46,000
  Merger, restructuring and other
   charges                            668    2,945    1,901     2,945
                                  -------- -------- -------- ---------
    Total operating costs and
     expenses                      16,588   63,564   61,060   111,978
                                  -------- -------- -------- ---------
Income (loss) from operations       1,085  (53,036)   4,257   (33,441)

Other income (expense):
  Interest income                      44       83      266       414
  Interest expense                   (227)     (497) (1,218)   (2,583)
  Other income (expense)              330       414     601       505
                                  -------- --------- ------- ---------
    Total other income (expense)      147        --    (351)   (1,664)
                                  -------- --------- ------- ---------
Income (loss) before provision
 (benefit) for income taxes         1,232   (53,036)  3,906   (35,105)
Provision (benefit) for income
 taxes                               (173)     (809)    200    (1,475)
                                  -------- --------- ------- ---------
Net income (loss)                  $1,405  $(52,227) $3,706  $(33,630)
                                  ======== ========= ======= =========
Basic earnings (loss) per share     $0.06    $(2.22)  $0.16    $(1.45)
                                  ======== ========= ======= =========
Diluted earnings (loss) per share   $0.05    $(2.22)  $0.15    $(1.45)
                                  ======== ========= ======= =========
Shares used in computing basic
 earnings (loss) per share         24,036    23,547  23,736    23,198
                                  ======== ========= ======= =========
Shares used in computing diluted
 earnings (loss) per share         25,979    23,547  24,384    23,198
                                  ======== ========= ======= =========


    CONTACT: Carreker Corporation, Dallas
             Lisa Peterson, 972-371-1454
             Fax: 972-458-2567
             lpeterson@carreker.com